EXHIBIT 10.6


                SECOND AMENDED AND RESTATED GOVERNANCE AGREEMENT


         This Second Amended and Restated Governance Agreement, dated as of December 22, 1998, among Lund International Holdings, Inc., a Delaware corporation (the "Company"), LIH Holdings, LLC, a Delaware limited liability company ("LIH"), LIH Holdings II, LLC, a Delaware limited liability company ("LIH II"), and LIH Holdings III, LLC, a Delaware limited liability company ("LIH III"; LIH, LIH II and LIH III are referred to collectively herein as the "LIH Entities");

         WITNESSETH:

         WHEREAS, Allen W. Lund ("Lund") and LIH entered into a stock purchase agreement (the "Stock Purchase Agreement"), dated September 9, 1997, pursuant to which, among other things, subject to the terms and conditions contained in the Stock Purchase Agreement, LIH acquired from Lund, his family and certain entities related thereto, at the closing of such purchase and sale (the "Closing"), Beneficial Ownership of shares of common stock, par value $.10 per share, of the Company ("Common Stock"), aggregating 1,686,893 shares of Common Stock (the "Shares"), constituting approximately 38.4% of the Common Stock outstanding as of the date thereof; and

         WHEREAS, Lund and LIH received Board approval of the acquisition of Shares for purposes of Section 203 of the Delaware General Corporation Law; and

         WHEREAS, as a condition to such approval, a special committee formed by the Board and the Board required that certain arrangements be put in place relating to the acquisition and disposition of securities of the Company by LIH and its Affiliates and related provisions concerning LIH's relationship with the Company, negotiated the terms of that certain Governance

Agreement, dated September 9, 1997 (the "Initial Governance Agreement") and, subject to execution and delivery of the Initial Governance Agreement, gave its approval under Section 203 of the Delaware General Corporation Law and implemented the arrangements contemplated by the Initial Governance Agreement; and

         WHEREAS, the Company and LIH entered, executed and delivered the Initial Governance Agreement and the Initial Governance Agreement has been in effect since September 9, 1997 as amended, supplemented and modified to the date hereof; and

         WHEREAS, pursuant to the provisions of Section 1.01(a)(i) of the Initial Governance Agreement, LIH or its Affiliates or Associates may acquire securities from the Company, provided that such acquisition is approved by the affirmative vote of a majority of the Independent Directors; and

         WHEREAS, LIH II and the Company entered into an Investment Agreement, dated November 25, l997 (the "LIH II Investment Agreement"), providing for the purchase from the Company by LIH II of 874,400 shares of Common Stock and 1,493,398 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Preferred Shares"), which Preferred Shares were subsequently converted into shares of the Company's Class B-1 Common Stock (the "Class
B-1 Common Stock"; and such shares of Class B-1 Common Stock together with 874,400 shares of Common Stock are collectively referred to as the "LIH II Shares"); and

         WHEREAS, as a condition to approval of the LIH II Investment Agreement by the Independent Directors, the Independent Directors approved the Amended and Restated Governance Agreement, dated November 25, l997 (the "First Amendment"), which was executed by the Company, LIH and LIH II; and

         WHEREAS, (x) LIH III desires to purchase additional shares of capital stock from the Company (the "LIH III Shares") as more fully set forth in (i) that certain Investment Agreement, dated as of December __, 1998, relating to the acquisition of the Ventshade Holdings, Inc. (the "Auto Ventshade Investment Agreement") and (ii) that certain Investment Agreement dated as of December _____, 1998 relating to the acquisition of the Smittybilt, Inc. (the "Smittybilt Investment Agreement;" and together with the Auto Ventshade Investment Agreement, the "1998 Investment Agreements") and the Company desires to sell such shares of capital stock to LIH III and, as a condition thereto, the Company, LIH, LIH II and LIH III desire to enter into this Second Amended and Restated Governance Agreement which amends and restates the First Amendment;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Company, LIH, LIH II and LIH III hereby agree as follows:

                                    ARTICLE I

                              STANDSTILL AND VOTING

         Section 1.01. Acquisition of Voting Securities.

         (a) Until the Standstill Termination Date, each of the LIH Entities severally covenants and agrees that it will not take any action or omit to take any action to allow the aggregate number of Voting Securities Beneficially Owned by the LIH Entities and their respective Affiliates and Associates to exceed the number of Permitted Shares; provided that, (i) this Agreement shall not restrict any acquisition of Voting Securities in a transaction directly with the Company and approved in accordance with the provisions of Section 2.03(b) hereof (including, without


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


limitation, the acquisition of Voting Securities by any LIH Director or any LIH II Director by reason of the grant of stock options by the Company to all directors); and (ii) if a bona fide tender or exchange offer is made by any Person (other than the Company, any of the LIH Entities or an Affiliate or Associate of any of the LIH Entities, or any Person acting in concert with any of the LIH Entities or any of their respective Affiliates or Associates, and other than any acquisition or proposed acquisition of Voting Securities that intentionally has been induced, in whole or in part and directly or indirectly by any LIH Entity in order to permit the acquisition by an LIH Entity or its Affiliates and Associates of Voting Securities under this paragraph (a)) to purchase outstanding shares of Voting Securities representing 50% or more of the Total Voting Power and such offer is not withdrawn or terminated prior to any LIH Entity commencing a tender offer or exchange offer, then any LIH Entity may commence a tender or exchange offer for all Voting Securities not owned by the LIH Entities and their Affiliates and Associates, and this Agreement shall not prohibit the acquisition of Voting Securities pursuant to such tender or exchange offer.

         (b) Subject to the proviso in Section 1.01(a) hereof and any waiver or approval in accordance with the provisions of Section 5.02(a) hereof, if at any time the LIH Entities and their Affiliates and Associates Beneficially Own more than the Permitted Shares, inadvertently or otherwise, then each LIH Entity shall promptly take all action necessary to reduce the amount of Voting Securities Beneficially Owned by such Persons to an amount not greater than the Permitted Shares.

         (c) No LIH Entity shall permit any of its Affiliates or Associates to Beneficially Own any Voting Securities unless such Person becomes a signatory to this Agreement and a party hereunder.


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


         Section 1.02. Limited Restrictions on Transfer. Prior to the Standstill Termination Date, no LIH Entity, nor any Affiliate or Associate thereof which acquires Voting Securities in accordance with the terms of this Agreement, will Transfer Beneficial Ownership of any Voting Securities to any of their respective Affiliates or Associates unless each such Person becomes a signatory to this Agreement and a party hereunder. Each LIH Entity agrees to inclusion of the following legend on certificates representing the Shares, the LIH II Shares and the LIH III Shares:

                  The shares represented by this certificate and any transfer thereof are subject to a restriction on transfer to any Affiliate or Associate of the holder hereof as set forth in a Second Amended and Restated Governance Agreement between the holder and the Company dated as of December __, 1998, a copy of which is on file at the principal executive office of the Company.

         Such legend shall be placed on all certificates held by the LIH Entities during the continuance of this Agreement.

         Section 1.03. Voting. Until the Standstill Termination Date, all Voting Securities Beneficially Owned by the LIH Entities or any Affiliate or Associate thereof shall be voted in the election of directors, (a) in the case of election of Independent Directors at the option of any LIH Entity, either (1) for the election of the Independent Directors proposed by the specified committees in accordance with Article II, or (2) in the same proportion as the votes cast by other holders of Voting Securities, (b) in the case of LIH, for the LIH Director, and (c) in the case of LIH II, for the LIH II Director.

         Section 1.04. Further Restrictions on Conduct.

         (a) Unless waived or approved in advance in accordance with Section 5.02(b) hereof, each of the LIH Entities severally covenants and agrees that until the Standstill Termination Date, neither it nor any of its Affiliates or Associates shall:



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


         (i) initiate, propose, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" or "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, as in effect on the date hereof), in any election contest with respect to the election or removal of the Independent Directors proposed by the specified committees in accordance with Article II;

         (ii) other than as contemplated by Section 1.01(a) solicit, offer, seek or propose to any other Person (including without limitation the Company) any form of merger with, tender or exchange offer for securities of, sale or liquidation of assets of, or similar business combination transaction with or involving the Company or its Affiliates or Associates; provided, however, the foregoing shall not restrict any such action relating to a merger or similar business combination with the purpose and effect of the Company or its Affiliates and Associates acquiring the business, voting securities or assets of another Person; or

         (iii) take any other action inconsistent with the foregoing.

         Section 1.05. Reports. Until the Standstill Termination Date, each of the LIH Entities shall deliver to the Company, promptly after any acquisition or Transfer of Voting Securities, an accurate written report specifying the amount and class of Voting Securities acquired or Transferred in such transaction and the amount of each class of Voting Securities owned by it or any of its Affiliates or Associates after giving effect to such transaction; provided, however, that no such report need be delivered with respect to any such acquisition or Transfer of Voting



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


Securities by the LIH Entities that is reported in a statement on Schedule 13D filed with the Commission and delivered to the Company by the LIH Entities or any of their respective Affiliates or Associates in accordance with Section 13(d) of the Exchange Act and the rules thereunder. The Company shall be entitled to rely on such reports and statements on Schedule 13D for all purposes of this Agreement.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.01. Initial Composition of Board of Directors.

         (a) The number of directors comprising the Board of Directors shall be seven.

         (b) As of the date hereof, the Board of Directors shall consist of the LIH Director set forth on Exhibit 1 hereto, the LIH II Director set forth on
Exhibit I hereto and the Company Director, two Independent Directors, the Third Independent Director and the Fourth Independent Director, all as set forth on
Exhibit 2 hereto.

         Section 2.02 Proportional Representation.

         (a) Until the Standstill Termination Date, except as indicated in paragraph (b) below, the Company and each LIH Entity shall use their respective best efforts to cause the composition of the Board to continue to reflect, or to fully implement, the proportionate representation of the LIH Director, the LIH II Director, Company Director and Independent Directors set forth in Section
2.01. At each annual meeting of stockholders following the Closing at which the term of any Independent Director is to expire, unless such annual meeting shall be scheduled to occur after the Standstill Termination Date, or at any time prior to the Standstill Termination Date that a vacancy of an Independent Director on the Board of Directors is to be filled, the identity of such



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


Independent Director to stand for election to the Board of Directors or to fill the vacancy on the Board, as the case may be, shall be determined in the following manner:

                  (i) If the term of any Third Independent Director expires or such position on the Board becomes vacant, the Third Independent Director Nominating Committee shall propose to the Board of Directors a person to serve as the Third Independent Director on the slate to be recommended by the Board of Directors or to fill such vacancy.

                  (ii) If the term of any Independent Director (excluding the Fourth Independent Director) expires or such position on the Board becomes vacant, the Independent Director Nominating Committee shall propose to the Board of Directors a person to serve as an Independent Director on the slate to be recommended by the Board of Directors or to fill such vacancy.

                  (iii) If the term of the Fourth Independent Director expires or such position on the Board becomes vacant, the Fourth Independent Director Nominating Committee shall propose to the Board of Directors a person to serve as the Fourth Independent Director on the slate to be recommended by the Board of Directors or to fill such vacancy.

                  (iv) The Board of Directors shall recommend to stockholders the Independent Directors proposed in accordance with the foregoing provisions and include such Independent Directors on their slate of directors or, in the case of any vacancy elect such Independent Directors to the Board, unless the Board determines that to do so would constitute a breach of its fiduciary obligations to the Company's stockholders.

         (b) All rights of LIH and obligations of the Company relative to LIH's designation of representatives on the Board of Directors (including the LIH, LIH II, Company and Independent



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


Directors) shall terminate if, at the date of determination, the aggregate number of shares of Common Stock Beneficially Owned by the LIH Entities and any Affiliate or Associate thereof which is a signatory to this Agreement is less than 50% of the number of Shares acquired by LIH at the Closing pursuant to the Stock Purchase Agreement (as adjusted for stock dividends, splits, recombinations and the like). All rights of the LIH Entities and obligations of the Company relative to the designation of representatives on the Board of Directors (including LIH, LIH II, Company and Independent Directors) shall terminate if at any time Stockholder Voting Power shall be 5% or less of Total Voting Power. In such event, references in Section 2.02(i) and (iii) to the Third Independent Director Nominating Committee and Fourth Independent Director Nominating Committee shall be deemed references to the Independent Director Nominating Committee.

         (c) Other than as set forth in paragraph (b) above, the Company shall cause each of the LIH Director and the LIH II Director designated by LIH and LIH II, respectively, to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each such LIH Director and LIH II Director, including soliciting proxies in favor of the election of such persons, or, in the case of any vacancy affecting any LIH Director or LIH II Director, elect to the Board an LIH Director designated by LIH or an LIH II Director designated by LIH II, unless the Board of Directors determines that to do so would constitute a breach of its fiduciary obligations to the Company's stockholders.

         Section 2.03. Voting



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


         (a) Until the first to occur of (i) the Standstill Termination Date,
(ii) the aggregate number of shares of Common Stock Beneficially Owned by the LIH Entities and any Affiliate or Associate thereof which is a signatory to this Agreement decreasing to less than 50% of the number of Permitted Shares, or
(iii) the Stockholder Voting Power decreasing to 5% or less of Total Voting Power, except in the case of a Stockholder Interested Transaction (as defined below), the Company shall not take any action described in Exhibit 3 hereto without the affirmative vote of a majority of the entire Board of Directors, which majority includes the LIH II Director.

         (b) The Company shall not take any action relating to a Stockholder Interested Transaction, unless such Stockholder Interested Transaction has been approved by the affirmative vote of a majority of the Independent Directors. Each of LIH, LIH II and LIH III severally agrees that it shall not, and shall not take any action which would cause the Company or its Board of Directors to, enter into or participate in any Stockholder Interested Transaction which has not been approved by the affirmative vote of a majority of the Independent Directors. If requested by a majority of the Independent Directors, each of LIH, LIH II and LIH III severally agrees to cause the LIH Director or the LIH II Director, as the case may be, not to vote upon or consent to any Stockholder Interested Transaction, but such directors may be counted for purposes of any quorum necessary to such action. "STOCKHOLDER INTERESTED TRANSACTION" shall mean any transaction with or involving an LIH Entity, its respective Affiliates or Associates or relating to this Agreement, including, without limitation, any amendment, modification or waiver hereof or thereof.

         Section 2.04 Assignment of Certain Rights. LIH II hereby assigns to Harvest Partners III, L.P., a Delaware limited partnership ("HP III"), all of its rights under this Agreement relative to (i) LIH II's designation of an LIH II representative on the Board of Directors, and (ii) any management rights to which it may be entitled pursuant to Section 2.05 below. The Company hereby expressly consents to such assignment and agrees that all of its obligations with respect to such designation and management rights shall be enforceable against the Company by HP III. HP III hereby expressly agrees to be bound by the provisions of this Agreement and that this Agreement is enforceable against it.

         Section 2.05 Venture Capital Operating Company Status. In the event that (i) at any time LIH II is not entitled to designate at least one member for election to the Board of Directors, or (ii) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable HP III to continue to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor (a "VCOC"), then the Company shall, acting through its Board of Directors in a manner consistent with its fiduciary obligations and consistent with the terms hereof, grant to LIH II such management rights as the Company shall determine, the exercise of which would (after taking into account the assignment pursuant to Section 2.04 above), in the opinion of counsel to the HP III, enable HP III to continue to qualify as a VCOC.



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


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01 Representations and Warranties of the Company. The Company represents and warrants to each LIH Entity that (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of each LIH Entity, is enforceable against the Company in accordance with its terms.

         Section 3.02. Representations and Warranties of the LIH Entities. Each of LIH, LIH II and LIH III severally represents and warrants to the Company that
(a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by such LIH Entity and the consummation by such LIH Entity of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such LIH Entity and no other corporate proceedings on the part of such LIH Entity are necessary to authorize this Agreement



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


or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by such LIH Entity and constitutes a valid and binding obligation of such LIH Entity, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such LIH Entity in accordance with its terms.

                                   ARTICLE IV

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         Section 4.01. "AFFILIATE" or "ASSOCIATE" shall mean an affiliate or associate of a person, as such terms are defined in Section 203 of the Delaware General Corporation Law; provided, however, that an LIH Entity shall not be deemed an "Affiliate" of any other LIH Entity for the purposes of LIH, LIH II, or LIH III, as the case may be, causing any of the "Affiliates" of the other LIH Entities from taking, or refraining from taking, any action under this Agreement.

         Section 4.02. "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         Section 4.03. "CLOSING" shall have the meaning specified in the recitals to this Agreement.

         Section 4.04. "COMMISSION" shall mean the Securities and Exchange Commission.

         Section 4.05. "COMPANY DIRECTOR" shall mean the Company's Chief Executive Officer.

         Section 4.06. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

         Section 4.07. "FOURTH INDEPENDENT DIRECTOR" shall mean the Independent Director nominated in accordance with the provisions of Section 2.02(a)(iii).



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         Section 4.08. "FOURTH INDEPENDENT DIRECTOR NOMINATING COMMITTEE" shall mean a committee of three directors, comprised of two Independent Directors other than the Third Independent Director and the LIH II Director. Any action of the Fourth Independent Director Nominating Committee shall be unanimous.

         Section 4.09. "INDEPENDENT DIRECTOR" shall mean any person who is a director of the Company and who is independent of and otherwise unaffiliated with any of the LIH Entities, the Company or their respective Affiliates or Associates (other than as a director, or holder with Beneficial Ownership of less than 5% of the Voting Securities, of the Company), and shall not be an officer or an employee, agent, consultant or advisor (financial, legal or other) of any of the LIH Entities, the Company or their respective Affiliates or Associates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

         Section 4.10. "INDEPENDENT DIRECTOR NOMINATING COMMITTEE" shall mean a committee composed of the Independent Directors, other than the Third Independent Director.

         Section 4.11. "PERMITTED SHARES" shall mean 3,306,792 shares of Common Stock, which number shall increase to include the number of shares of Common Stock into which the Class B-1 Common Stock and the Series B Preferred Stock is convertible, once the Class B-1 Common Stock and the Series B Preferred Stock is converted (as adjusted for stock dividends, splits, recombinations and the like); provided, however, until the Company consummates or if the Company does not consummate the transactions contemplated by the Smittybilt Investment Agreement, 3,306,792 shall be replaced by 3,149,080 in this Section 4.11.



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


         Section 4.12. "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

         Section 4.13. "STANDSTILL TERMINATION DATE" shall mean September 9,
2000.

         Section 4.14. "LIH DIRECTOR" shall mean any person designated by LIH.

         Section 4.15. "LIH II DIRECTOR" shall mean any person designated by LIH II.

         Section 4.16. "STOCKHOLDER INTERESTED TRANSACTION" shall have the meaning set forth in Section 2.03(b).

         Section 4.17. "STOCKHOLDER VOTING POWER" at any time shall mean the aggregate voting power in the general election of directors of all Voting Securities then Beneficially Owned by the LIH Entities and their respective Affiliates and Associates which are signatories to this Agreement.

         Section 4.18. "SUBSIDIARY" shall mean, as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         Section 4.19. "THIRD INDEPENDENT DIRECTOR" shall mean the Independent Director nominated in accordance with the provisions of Section 2.02(a)(i).

         Section 4.20. "THIRD INDEPENDENT DIRECTOR NOMINATING COMMITTEE" shall mean a committee of three directors, comprised of the LIH Director, the LIH II Director, and one



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


Independent Director, other than the Third Independent Director. Any action of the Third Independent Director Nominating Committee shall be unanimous.

         Section 4.21. "TOTAL VOTING POWER" at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

         Section 4.22. "TRANSFER" shall mean any sale, transfer, pledge, encumbrance or other disposition, and to "TRANSFER" shall mean to sell, transfer, pledge, encumber or otherwise dispose of.

         Section 4.23. "VOTING SECURITIES" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given,

         if to LIH to:                    LIH Holdings, LLC
                                          c/o Harvest Partners, Inc.
                                          280 Park Avenue
                                          New York, NY  10017
                                          Telecopier:  212-812-0100
                                          Attention:  Ira D. Kleinman

         with a copy to:                  Thelen Reid & Priest LLP
                                          40 West 57th Street
                                          New York, NY 10019
                                          Telecopier: 212-603-2001
                                          Attention: Leonard Gubar, Esq.

         if to LIH II or LIH III to:      LIH Holdings II, LLC
                                          c/o Harvest Partners, Inc.
                                          280 Park Avenue
                                          New York, NY 10017
                                          Telecopier: 212-812-0100
                                          Attention: Ira D. Kleinman



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


         with a copy to:                  Morgan, Lewis & Bockius LLP
                                          101 Park Avenue
                                          New York, NY 10178
                                          Telecopier: 212-309-6273
                                          Attention: James A. Mercadante, Esq.

         if to the Company, to:           Lund International Holdings, Inc.
                                          911 Lund Boulevard
                                          Anoka, MN  55303
                                          Telecopier: 612-576-4299
                                          Attention:  Dennis Vollmershausen,
                                                      Chief Executive Officer

         with a copy to:                  Leonard, Street and Deinard
                                          150 South Fifth Street
                                          Suite 2300
                                          Minneapolis, MN  55402
                                          Telecopier:  612-335-1657
                                          Attention:  Mark Weitz, Esq.

or such address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed or telecopied, or, if mailed, five business days after the date of the mailing.

         Section 5.02. Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the LIH Entities and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No amendment or waiver by the Company shall be effective unless approved by a majority of the Independent Directors.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude



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


any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 5.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign this Agreement without the other party's prior written consent of the parties hereto.

         Section 5.04. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

         Section 5.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

         Section 5.06. Specific Performance. The Company, LIH, LIH II and LIH III each acknowledge and agree that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or an LIH Entity of the provisions of this Agreement, in addition to any remedies at law, each LIH Entity and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 5.07. Termination. This Agreement shall terminate on the Standstill Termination Date.

         Section 5.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                                      LUND INTERNATIONAL HOLDINGS, INC.


                                      By   /s/ Dennis Vollmershausen
                                           ------------------------------------
                                       Its  President
                                           ------------------------------------



                                      LIH HOLDINGS, LLC


                                      By   /s/ Ira Kleinman
                                           ------------------------------------
                                       Its  Manager
                                           ------------------------------------



                                      LIH HOLDINGS II, LLC


                                      By   /s/ Ira Kleinman
                                           ------------------------------------
                                       Its  Manager
                                           ------------------------------------


                                      LIH HOLDINGS III, LLC


                                      By   /s/ Ira Kleinman
                                           ------------------------------------
                                       Its  Manager
                                           ------------------------------------


ACCEPTED AND AGREED
(as to Sections 2.04 and 2.05)


HARVEST PARTNERS III, L.P.

By   Harvest Associates III, LLC



     By   /s/ Ira Kleinman
        ----------------------
        Name: Ira Kleinman
        Authorized Person

                                                                       Exhibit 1

                                  LIH DIRECTOR

                                  Ira Kleinman




                                 LIH II DIRECTOR

                                 Harvey Wertheim

                                                                       Exhibit 2

                              INDEPENDENT DIRECTORS

                                Robert Schoeberl
                                 David Dovenberg




                           THIRD INDEPENDENT DIRECTOR

                                     Vacant


                           FOURTH INDEPENDENT DIRECTOR

                                  Lawrence Day

                                                                       Exhibit 3

1. Any amendment to the Certificate of Incorporation or By-Laws of the Company;

2. any reclassification, combination, split, subdivision, redemption, purchase or other acquisition, directly or indirectly, of any debt or equity security of the Company or any Subsidiary;

3. any sale, lease, transfer or other disposition (other than in the ordinary course of business and other than to the Company or another wholly owned Subsidiary), in one or more related transactions, of the assets of the Company or any Subsidiary the book value of which assets exceeds 2% of consolidated assets of the Company and its Subsidiaries;

4. any merger, consolidation, liquidation or dissolution of the Company or any Subsidiary, other than with or into the Company or another wholly owned Subsidiary;

5.       any acquisition of any other business;

6. any investment by the Company or any Subsidiary in or loans, advances or extensions of credit by the Company or any Subsidiary to, any Person (other than (i) the Company or a Subsidiary, (ii) short term investments in the ordinary course of business, or (iii) loans, or advances to customers, officers, employees and suppliers in the ordinary course of business (collectively the "EXCEPTED INVESTMENTS AND LOANS")), which together with all such other investments, loans and advances at the time owned by the Company and its Subsidiaries (exclusive of the Excepted Investments and Loans) would exceed an amount equal to 2% of consolidated assets;

7. any acquisition by the Company or any Subsidiary of assets, other than investment or loan assets, not in the ordinary course of business;

8. issue or sell any capital stock of the Company or any Subsidiary, other than (i) issuance of capital stock of the Company authorized for issuance pursuant to stock plans or agreements in effect at the date hereof, and (ii) issuance of shares of capital stock of the Company or any Subsidiary, in one or more related transactions, the amount of which does not exceed at the date of issuance or sale of such shares (or the date of issuance or grant of any related right to acquire such shares) in excess of 2% of the outstanding shares of capital stock of such class;

9. any declaration or payment of any dividend or distribution with respect to shares of the Company's capital stock; and

10. any incurrence, assumption or issuance by the Company or its Subsidiaries of any indebtedness for money borrowed, not in the ordinary course of business, if, immediately after giving effect thereto and the application of proceeds therefrom the aggregate amount of such indebtedness of the Company and its Subsidiaries would exceed $5,000,000.

11. establishment of, or continued existence of, any committee of the Board of Directors with the power to approve any of the foregoing.